Exhibit 5.1

910 LOUISIANA STREET HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BRUSSELS DALLAS DUBAI HOUSTON LONDON	NEW YORK PALO ALTO RIYADH SAN FRANCISCO SINGAPORE WASHINGTON

February 6, 2026
Halliburton Company
Halliburton Operations Finance Company, LLC
3000 North Sam Houston Parkway East
Houston, Texas 77032
Ladies and Gentlemen:
We have acted as counsel to Halliburton Company, a Delaware corporation (the “Company”), and Halliburton Operations Finance Company, LLC, a Texas limited liability company (“Finance Company”), with respect to certain legal matters in connection with the preparation of the registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Base Prospectus”) that provides it will be supplemented in the future, if required, by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time, if required, by one or more Prospectus Supplements), relates to the proposed offer and sale, from time to time, pursuant to Rule 415 of the Securities Act, of an indeterminate amount of (i) shares of common stock, par value $2.50 per share, of the Company (“Common Stock”), (ii) shares of preferred stock, without par value, of the Company (“Preferred Stock”) in one or more series, (iii) debt securities of the Company and, if Finance Company is a co-obligor or co-issuer, Finance Company (“Debt Securities”), in one or more series, (iv) depositary shares of the Company representing Preferred Stock (the “Depositary Shares”), (v) warrants of the Company for the purchase of any combination of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Purchase Contracts (as defined below) and other securities described in the Base Prospectus (the “Warrants”), (vi) rights to purchase any combination of Common Stock, Preferred Stock, Debt Securities, Depositary Shares or other securities described in the Base Prospectus (the “Subscription Rights”), (vii) purchase contracts of the Company with regard to Common Stock, Preferred Stock or other securities described in the Base Prospectus (the “Purchase Contracts”), and (viii) units consisting of any combination of Common Stock, Preferred Stock, Debt Securities, Warrants, Depositary Shares, Subscription Rights or Purchase Contracts (the “Units” and, together with the Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Warrants, the Subscription Rights and the Purchase Contracts, the “Securities”).
At your request, this opinion letter is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

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Each series of Debt Securities will be issued pursuant to an indenture, dated as of October 17, 2003, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as trustee, filed as Exhibit 4.1 to the Registration Statement, as amended and supplemented by the tenth supplemental indenture thereto, dated as of July 1, 2025, among the Company, Finance Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as trustee, filed as Exhibit 4.2 to the Registration Statement (as amended and supplemented, the “Indenture”). The Indenture will be supplemented, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture, officers’ certificate or other writing (each, a “Supplemental Indenture Document”) thereunder establishing the form and terms of such series of Debt Securities.
The Depositary Shares and related depositary receipts evidencing the Depositary Shares (the “Receipts”) will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and the depositary named therein (a “Depositary”).
In our capacity as your counsel in connection with the matter referred to above and as a basis for the opinions hereinafter expressed, we have examined originals, or copies certified or otherwise identified, of (i) the Amended and Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”), (ii) the By-laws of the Company, as amended to date (together with the Certificate of Incorporation, the “Charter Documents”), (iii) the Certificate of Formation and the Limited Liability Company Agreement of Finance Company, each as amended to date (together, the “Organizational Documents”), (iv) the Indenture, (v) the Registration Statement and the Base Prospectus, (vi) originals, or copies certified or otherwise identified, of the corporate and limited liability company records of the Company and Finance Company, as the case may be, including certain resolutions of the Board of Directors of the Company and of the Board of Managers of Finance Company, as furnished to us by the Company and Finance Company, (vii) originals, or copies certified or otherwise identified, of certificates of governmental and public officials and of officers and other representatives of the Company and Finance Company, and (viii) statutes and such other records, certificates, documents and instruments as we have deemed necessary or advisable as a basis for the opinions hereinafter expressed.
In giving the opinions set forth herein, we have assumed, with your consent and without independent investigation or verification, the legal capacity and competency of all natural persons, that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted to us as copies are true, correct and complete copies of the originals of such documents, and that all information submitted to us is accurate and complete. We have also assumed, as to factual matters, with your consent and without independent investigation or verification, the truth and accuracy of the representations and warranties in the Indenture and other documents reviewed by

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us and the certificates, statements or other representations of officers or other representatives of the Company and of government and public officials.
In connection with the opinions set forth herein, we have assumed that:
(a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws under the Securities Act and such effectiveness shall not have been terminated or rescinded;
(b) a Prospectus Supplement will have been prepared and filed with the SEC describing the Securities offered thereby;
(c) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement (including post-effective amendments) and the applicable Prospectus Supplement;
(d) the Board of Directors of the Company and, as applicable, the Board of Managers of Finance Company or, to the extent permitted by the Charter Documents of the Company or the Organizational Documents of Finance Company, a duly constituted and acting committee thereof (such Board of Directors, Board of Managers or committee being hereinafter referred to as the “Board”), and the stockholders of the Company and, as applicable, the sole member of Finance Company, will have taken all necessary corporate or limited liability company action, as the case may be, to authorize the creation and issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and the issuance and sale of such Securities and related matters;
(e) a definitive purchase agreement, underwriting agreement, warrant agreement, unit agreement or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and, as applicable, Finance Company and the other parties thereto;
(f) any securities issuable upon conversion, redemption, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise;
(g) all Securities, and any certificates in respect thereof, will be delivered either (i) in accordance with the provisions of the applicable Purchase Agreement approved by the Board of the Company upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion,

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exchange, redemption or exercise as approved by the Board of the Company, for the consideration approved by the Board of the Company;
(h) in the case of shares of Common Stock or Preferred Stock, (i) certificates representing such shares will have been duly executed and will have been duly countersigned by a transfer agent and duly registered by a registrar of such stock, or, if uncertificated, valid book-entry notations will have been made in the share register of the Company in accordance with the provisions of the Charter Documents, (ii) there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the Company’s Charter Documents and not otherwise issued or reserved for issuance and (iii) the purchase price therefor payable to the Company, or if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise, will not be less than the par value of such shares, in the case of shares of Common Stock, or the purchase price or consideration, as the case may be, as approved by the Board of the Company with respect to such issuance, in the case of shares of Preferred Stock;
(i) in the case of shares of Preferred Stock of any series, the Board of the Company will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations respecting such series to be prepared and filed with the Secretary of State of the State of Delaware;
(j) in the case of Depositary Shares, (i) the Board of the Company will have taken all necessary corporate action to establish the terms of the Depositary Shares, including any action with respect to the Preferred Stock underlying such Depositary Shares, (ii) the applicable Deposit Agreement will be duly authorized, executed and delivered by the Company and the Depositary appointed by the Company, (iii) the terms of such Depositary Shares and of their issuance and sale will be duly established in conformity with the Deposit Agreement, (iv) such Depositary Shares will be authorized, offered and sold in accordance with the Deposit Agreement, (v) at the time of execution, countersignature, issuance and delivery of the Receipts, the related Deposit Agreement will be the valid and binding obligation of the Depositary, enforceable against such party in accordance with its terms, (vi) the Securities underlying such Depositary Shares will be duly issued and deposited with the Depositary, (vii) the Receipts will be duly issued against the deposit of such Securities in accordance with the Deposit Agreement, (viii) the Deposit Agreement and such Receipts will be governed by New York law and will not include any provision that is unenforceable and (ix) the Receipts will be duly executed, countersigned and registered in accordance with the provisions of the applicable Deposit Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor;

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(k) in the case of Warrants, (i) the Board of the Company will have taken all necessary corporate action to authorize the terms of such Warrants and the warrant agreement relating thereto, (ii) such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company, (iii) at the time of execution, countersignature, issuance and delivery of any Warrants, the related warrant agreement will be the valid and binding obligation of the warrant agent, enforceable against such party in accordance with its terms, (iv) such Warrants and such warrant agreement will be governed by New York law and will not include any provision that is unenforceable and (v) such Warrants or certificates representing such Warrants will be duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement;
(l) in the case of the Subscription Rights, (i) the Board of the Company will have taken all necessary corporate action to authorize the terms of such Subscription Rights, (ii) the applicable rights agreement will be duly authorized by the Company and duly executed and delivered by the Company and the rights agent thereunder appointed by the Company, (iii) at the time of execution, countersignature, issuance and delivery of any Subscription Rights, the related rights agreement will be the valid and binding obligation of the rights agent, enforceable against such party in accordance with its terms, (iv) such Subscription Rights or certificates representing such Subscription Rights, if any, will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such rights agreement and the applicable Purchase Agreement and (v) such Subscription Rights and such rights agreement will be governed by New York law and will not include any provision that is unenforceable;
(m) in the case of Purchase Contracts, (i) the Board of the Company will have taken all necessary corporate action to establish the terms of such Purchase Contracts and approve the purchase contract agreement relating thereto, (ii) such Purchase Contracts will have been duly executed and delivered by the Company and the other parties thereto, (iii) at the time of execution, countersignature, issuance and delivery of any Purchase Contracts, the related purchase contract agreement will be the valid and binding obligation of the counterparty, enforceable against such party in accordance with its terms, and (iv) such Purchase Contracts will be governed by New York law and will not include any provision that is unenforceable;
(n) in the case of Units, (i) the Board of the Company will have taken all necessary corporate action to establish the terms of such Units and the terms of the Securities included in such Units, (ii) the terms of the Units and the related Securities and their issuance and sale will have been duly established in conformity with the applicable contracts, agreements or indentures that are a component of the offered Units (including authorization of the issuance of any Securities to be issued pursuant to such Units) and (iii) any agreement or other instrument establishing such Unit or defining the rights of holders of such Unit will be governed by New York law and will not contain any provision that is unenforceable; and

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(o) in the case of Debt Securities of any series, (i) the Board of the Company and, as applicable, the Board of Finance Company will have taken all necessary corporate or limited liability company action, as the case may be, to designate and establish the terms of such series of Debt Securities, in accordance with the terms of the Indenture, including, if applicable, the execution and delivery of a Supplemental Indenture Document, and such Debt Securities will be governed by New York law and will not include any provision that is unenforceable, (ii) a Supplemental Indenture Document will have been duly executed and delivered by the Company and, as applicable, Finance Company and the trustee thereunder, (iii) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will be the valid and binding obligation of the trustee thereunder, enforceable against such party in accordance with its terms, (iv) the Indenture will have become duly qualified under the Trust Indenture Act of 1939, as amended, and (v) forms of Debt Securities complying with the terms of the Indenture and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.
On the basis of the foregoing, and subject to the exceptions, assumptions, qualifications and limitations set forth herein, we are of the opinion that:
1.The shares of Common Stock and Preferred Stock included in the Securities, when issued, will have been validly issued, fully paid and nonassessable.
2.The Debt Securities included in the Securities, when issued, will constitute valid and binding obligations of the Company and, as applicable, Finance Company, enforceable against the Company and, as applicable, Finance Company in accordance with their terms and be entitled to the benefits of the Indenture, provided that the enforceability is subject to (i) applicable bankruptcy, insolvency, arrangement, fraudulent transfer or conveyance, reorganization, preference, moratorium, conservatorship and similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (whether considered in a proceeding in equity or at law) and comity, including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (iii) public policy, applicable law relating to fiduciary duties and indemnification and contribution, principles of materiality and reasonableness and implied covenants of good faith and fair dealing (the “Enforceability Exceptions”).
3.The Depositary Shares included in the Securities, when issued, will have been validly issued, and the Receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement pursuant to which they are issued, provided that the enforceability is subject to the Enforceability Exceptions.

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4.The Warrants, Subscription Rights, Purchase Contracts and Units, when issued, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, provided that the enforceability is subject to the Enforceability Exceptions.
The opinions set forth above in this opinion letter are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware and the Texas Limited Liability Companies Law, in each case as published and in effect on the date hereof, and we express no opinion as to the law of any other jurisdiction.
We hereby consent to the filing of this opinion letter with the SEC as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Base Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.
Very truly yours,
/s/ Baker Botts L.L.P.